EXHIBIT 99.5
The Hain Celestial Group, Inc.
Historical Segment Information
(unaudited)

The following table sets forth information about each of the Company's reportable segments as recast to reflect the Company's new segment structure. Transactions between reportable segments were insignificant for all periods presented.

	Fiscal Years ended June 30,
(amounts in thousands)	2011	2010	2009
Net sales:
United States	$910,095	$722,211	$914,875
United Kingdom	60,996	58,634	91,140
Other	159,166	136,492	116,719
	$1,130,257	$917,337	$1,122,734

Operating income (loss):
United States	$130,156	$98,672	$87,392
United Kingdom	(8,540)	(10,452)	(5,743)
Other	9,787	8,653	7,531
Total segment operating income	131,403	96,873	89,180
Corporate and other (1)	(24,666)	(25,727)	(97,856)
	$106,737	$71,146	$(8,676)

(1) Includes $997, $7,694, and $22,542 of acquisition related expenses and restructuring charges for the fiscal years ended June 30, 2011, 2010, and 2009, respectively and $52,630 of impairment of goodwill and other intangibles for the fiscal year ended June 30, 2009.

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